Exhibit 99.1

Capri Holdings Limited Announces CEO Succession Plan

Justin Boxford Appointed Chief Executive Officer

John D. Idol to Retire Following More than Two Decades of Leadership

Robin Freestone to Become Independent Chairman of the Board

Transition Effective January 4, 2027

London — November 11, 2026 — Capri Holdings Limited (NYSE:CPRI), a global fashion luxury group, today announced that Justin Boxford has been named Chief Executive Officer of Capri Holdings and will join the Board of Directors, effective January 4, 2027. His appointment follows John D. Idol’s announcement that he will retire as Chairman and Chief Executive Officer following more than two decades of leadership at Capri. Robin Freestone, Capri Holdings’ current Lead Director, will become Independent Chairman of the Board. To support a smooth transition, Mr. Idol will serve as a senior advisor to Capri Holdings through March 31, 2027.

Mr. Boxford brings nearly 30 years of global luxury and beauty industry experience, with a proven track record of building iconic brands, driving business transformation and delivering sustainable growth across global markets. Recognized for his strategic leadership, deep consumer understanding and ability to build high-performing teams, he joins Capri from The Estée Lauder Companies, where he most recently served as Global President, Luxury Beauty Brands. Prior to this role, he served as Global Brand President of Estée Lauder, where he led a comprehensive transformation, restoring growth, accelerating innovation, expanding across categories, strengthening brand desirability and redefining the consumer experience across digital and physical touchpoints. Previously, he led La Mer through a period of significant growth, more than doubling the brand’s size and strengthening its position as the global leader in luxury skincare.

“This announcement is the culmination of a thorough Board-led process to identify Capri’s next Chief Executive Officer, and we are confident that Justin is the right leader to guide Capri in its next chapter of growth,” said Mr. Freestone. “He brings an exceptional track record of revitalizing and growing global luxury and beauty brands, deep international experience and a people-centered leadership approach. We look forward to Justin leveraging his expertise and perspectives to build on the strengths of Michael Kors and Jimmy Choo and pursue the opportunities ahead.”

“I am honored to be joining Capri as Chief Executive Officer and am excited to lead this exceptional company,” said Mr. Boxford. “Michael Kors and Jimmy Choo are iconic luxury houses, with distinct identities and tremendous potential. I look forward to working with Capri’s teams around the world to build on the brands’ strong foundations, deepen connections with consumers and drive sustainable growth and value for our shareholders.”

A veteran of the fashion and luxury industry, Mr. Idol has played a defining role in shaping Capri over more than two decades, overseeing its evolution into a multi-billion-dollar global luxury fashion group. Under his leadership, Capri significantly expanded Michael Kors into a multi-billion-dollar brand globally. He also oversaw the acquisition of Jimmy Choo and its growth over the past eight years that has further strengthened Capri’s brand portfolio.

“It has been an extraordinary privilege to lead Capri for the past 23 years,” said Mr. Idol. “I am immensely proud of what we have accomplished together and deeply grateful to our Board of Directors as well as to our talented teams around the world, whose passion and dedication have driven our success. With the progress we have made in advancing our strategic initiatives and with the Company on the path to return to growth in the fourth quarter, this is the perfect time for Capri to transition to its next Chief Executive Officer. I have had the opportunity to work with Justin in the past while he helped build the Michael Kors fragrance business at The Estée Lauder Companies and have watched his successes over the years. I am confident he is the ideal person to lead Capri into the future.”

Mr. Freestone continued, “On behalf of the Board, I want to express our sincere gratitude to John for his many significant contributions and unwavering commitment to Capri. His vision and leadership have been instrumental in building Capri into the global luxury group it is today, and his impact on our brands, people and industry will be felt for years to come.”

About Justin Boxford

Mr. Boxford brings nearly 30 years of global luxury and beauty industry experience, including more than two decades at The Estée Lauder Companies, which he joined in 2004. Most recently, he served as Global President, Luxury Beauty Brands. Prior to this role, he served as Global Brand President of Estée Lauder and AERIN BEAUTY, leading a significant brand transformation that restored growth, strengthened brand desirability and consumer engagement and accelerated innovation across key categories. Under his leadership, the Estée Lauder brand regained market share across multiple subcategories, re-entered prestige fragrance with the successful launch of Glimmer and expanded its distribution into high-growth channels.

Previously, Mr. Boxford spent five years leading La Mer, where he more than doubled the brand’s size, expanded and diversified its product portfolio and strengthened its position as a global leader in luxury skincare. Mr. Boxford brings deep expertise in global brand building and international markets, having held senior leadership roles based in Hong Kong, where he drove the Estée Lauder brand’s growth across China and Asia Pacific and spearheaded the expansion of TOM FORD BEAUTY across the region. His experience also includes global Travel Retail and marketing leadership roles across multiple prestige and luxury brands, including responsibility for Michael Kors fragrances.

Mr. Boxford was a member of The Estée Lauder Companies’ Executive Leadership Team and previously held positions at LVMH, Unilever and L’Oréal. He holds a bachelor’s degree in International Business from European Business School London.

About Capri Holdings Limited

Capri Holdings is a global fashion luxury group consisting of iconic brands Michael Kors and Jimmy Choo. Our commitment to creativity, fashion, style and craftsmanship is at the heart of each of our luxury brands. We have built our reputation on designing exceptional, innovative products that cover the full spectrum of fashion luxury categories. Our strength lies in the unique DNA and heritage of each of our brands, the diversity and passion of our people and our dedication to the clients and communities we serve. Our designs inspire consumers to embrace the feeling of luxury in every moment. Capri Holdings Limited is publicly listed on the New York Stock Exchange under the ticker CPRI.

Forward-Looking Statements

This press release contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included herein may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “plans”, “believes”, “expects”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “might” or similar words or phrases, are forward-looking statements. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements. These risks, uncertainties and other factors include but are not limited to, macroeconomic pressures and general uncertainty regarding the overall future economic environment; the imposition or threat of imposition of new or additional duties, tariffs or trade restrictions on the importation of our products; changes in fashion, consumer traffic and retail trends; fluctuations in demand for our products; loss of market share and increased competition; risks associated with operating in international markets and global sourcing activities, including currency fluctuations, disruptions or delays in manufacturing or shipments; departure of key employees or failure to attract and retain highly qualified personnel; levels of cash flow and future availability of credit; Capri’s ability to successfully execute its growth strategies or cost reduction measures; the risk of cybersecurity threats and privacy or data security breaches; reductions in our wholesale channel; high consumer debt levels, recession and inflationary pressures and general economic, political, business or market conditions; the impact of epidemics, pandemics, disasters or catastrophes; extreme weather conditions and natural disasters; acts of war and other geopolitical conflicts; risks related to the pending federal securities law class action; as well as the risk factors identified in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and

Current Reports on Form 8-K filed with the Securities and Exchange Commission. Please consult these documents for a more complete understanding of these risks and uncertainties. Any forward-looking statement in this press release speaks only as of the date made and Capri disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

CONTACTS:

Investor Relations:

Jennifer Davis

+1 (201) 514-8234

Jennifer.Davis@CapriHoldings.com

Media:

Press@CapriHoldings.com